Exhibit 4.1

         NUMBER                                                     SHARES
AWI
                                     [Logo]

                               Arch Wireless, Inc.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
         THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA OR NEW YORK, NY

COMMON STOCK                                        CUSIP     039392 10 5
PAR VALUE $0.01                                     SEE REVERSE FOR CERTAIN
                                                    DEFINITIONS OR OTHER LEGENDS

THIS CERTIFIES that


is the owner of

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

ARCH WIRELESS, INC. (hereinafter referred to as the "Corporation") transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Restated Certificate of Incorporation and Bylaws of the Corporation, as amended from time to time (copies of which are on file with the Corporation). This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
       WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

      /s/ Gerald J. Cimmino       [Seal]      /s/ C.E. Baker, Jr.

      Vice President and Treasurer          Chairman and Chief Executive Officer




COUNTERSIGNED AND REGISTERED:

         EquiServe Trust Company, N.A.

                  TRANSFER AGENT AND REGISTRAR,

BY

         /s/ Charles V. Rossi

                          Authorized Signature.

                               ARCH WIRELESS, INC.

     The Corporation has more than one class of stock authorized to be issued. The Corporation will furnish without charge to each stockholder, upon written request, a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation as set forth in the Restated Certificate of Incorporation and amendments thereof.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Arch Wireless, Inc., f/k/a Arch Communications Group, Inc. (the "Corporation") and The Bank of New York (the "Rights Agent") dated as of October 13, 1995, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common             UNIF GIFT MIN ACT -__________ Custodian __________
TEN ENT - as tenants by the entireties                         (Cust)            (Minor)
JT TEN  - as joint tenants with right of                       under Uniform Gifts to Minors
          survivorship and not as tenants                      Act __________
          in common                                                  (State)

     Additional abbreviations may also be used though not in the above list.

For value received, ____________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________  ______________________________________

    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_____________________________________________________________________    Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________

_______________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.
Dated,____________________

                                        _______________________________________
                                        (The signature to this assignment must
                                        correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.)

   Signature(s) Guaranteed: ___________________________________________________
                            THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                            ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. Rule 17Ad-15.